UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHINA NEW BORUN CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Bohai Industrial Park (Yangkou Town), Shouguang, Shandong, People’s Republic of China	262715
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: American Depositary Shares

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
American Depositary Shares representing	The New York Stock Exchange, Inc.
Ordinary Shares, par value $0.001 per share
Ordinary Shares, par value $0.001 per share	The New York Stock Exchange, Inc.*

*Not for trading, but only in connection with the registration of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Form F-1; SEC File Number: 333-166312

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.    Description of Registrant’s Securities to be Registered

The description of the securities of China New Borun Corporation (the “Registrant”) to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-166312), as amended, relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A.  Copies of such description will be filed with the New York Stock Exchange.

Item 2.    Exhibits

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA NEW BORUN CORPORATION

Date: May 25, 2010	By:	/s/ Jinmiao Wang
Name: Jinmiao Wang
Title: President and Chief Executive Officer